1/29/98
                              Loan Agreement



                             January 29, 1998

                                  Between



BORROWER

OPTEK TECHNOLOGY, INC.
1215 West Crosby Road
Carrollton, Texas 75006
BANK

NATIONSBANK OF TEXAS, N.A.
901 Main Street, 7th Floor
Dallas, Texas 75202




             In consideration of the creation of the revolving facility described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and
Borrower agree as follows:

             1.0          Certain Definitions.  The terms
"Floating Base Rate", "LIBO Rate", "LIBO Business
Day" and "LIBO Interest Period" are defined in the Note referred to below. In addition, the following terms shall have the meaning set forth with respect thereto:

                          "Adjusted Current Liabilities": see
Section 5.2.

                          "Agreement" means this Loan Agreement
and all subsequent modifications and
             amendments hereto.

                          "Commitment" means the obligation of
Bank, subject to the terms and conditions of
             this Agreement, to make Loans which shall not exceed at any one time outstanding
             $10,000,000.

                          "Contested in Good Faith" means, as to
any payment, tax, assessment, charge, levy,
             lien, encumbrance or claim, contesting the amount, applicability or validity thereof in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted in a manner satisfactory to Bank, provided
(a) adequate reserves satisfactory to
             Bank have been established, and (b) the enforcement of the contested payment, tax, assessment, charge, levy, lien, encumbrance or claim is stayed in a manner satisfactory to
             Bank pending the resolution of such contest.

                          "EBITDA": see Section 5.1.

                          "ERISA" means the Employee Retirement
Income Security Act of 1974, as amended,
             and the regulations promulgated thereunder, as in effect as of the date hereof and any subsequent provisions which are amendatory thereof, supplemental thereto or substituted therefor.  In addition, the terms "Commonly
Controlled Entity," "Multiemployer Plan,"
             "PBGC," "Plan," "Prohibited Transaction," and "Reportable Event" have the same means as provided therefor in ERISA.

                          "GAAP" means generally accepted
accounting principles as in effect from time to
             time, applied on a basis consistent (except for changes approved by Borrower s independent public accountant) with the most recent financial statements of Borrower delivered to Bank.

                          "Guarantor" means each subsidiary
executing a Guaranty Agreement.

                          "Guaranty Agreement": see Section 2.4.

                          "Hazardous Materials" include all
materials defined as hazardous materials or
             substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                          "Loan Documents" means this Agreement,
the Note, the Negative Pledge Agreement,
             the Guaranty Agreements, the Officer's Certificates, the Section 26.02 Notice, and all other documents, instruments, guarantees, security agreements, deeds of trust, pledge agreements, certificates and agreements executed and/or delivered by Borrower, or any guarantor or third party in connection with any Loan.

                          "Loans": see Section 2.0.

                          "Material Adverse Effect" means a set
of circumstances or events any one of which
             (i) has or could have a material and adverse effect upon the validity or enforceability of or would result in a Potential Default under any of the Loan Documents, (ii) is material and adverse to the business, operations, affairs, financial condition, assets or properties of
             Borrower or any Guarantor, (iii) could materially and adversely impair the ability of
             Borrower or any Guarantor to fulfill its obligations under the Loan Documents, or (iv) could materially and adversely impair the value of any collateral or the ability of the secured party to realize thereon.

                          "Maturity Date" means January 15, 2001.

                          "Mexican Subsidiaries" mean Optron De
Mexico, S.A. de C.V., and Semicondores
             Opticos, S.A. de C.V.

                          "Negative Pledge Agreement": see
Section 2.3

                          "Net Depreciation": see Section 5.1.

                          "Net Income": see Section 5.1.

                          "No Cure Period Covenants" mean any
term, covenant or agreement set forth in
             Sections 5.1 through 5.4, Sections 6.1 and 6.2,
Sections 7.1 through 7.12, Section 9.1,
             Section 9.2, Section 12.0 and Section 13.9 hereof.

                          "Note" means that certain promissory
note made by Borrower payable to the order of
             Bank in the original principal sum of $10,000,000 dated January 29, 1998, and all renewals, extensions, modifications and amendments thereto, and substitutions therefor.

                          "Obligations" means the obligations of
Borrower:

                          (a)           to pay all indebtedness
arising out of this Agreement, any future
                          advances under this Agreement, and all
renewals, extensions or amendments of such
                          indebtedness or any part thereof or any
such future advances;

                          (b)           to pay the principal of
and interest on the Note in accordance with the
                          terms thereof, and all renewals,
extensions, modifications and amendments of such
                          Note or any part thereof, and any
future advances made pursuant thereto;

                          (c)           to repay to Bank all
amounts advanced by Bank hereunder or under
                          the other Loan Documents on behalf of
Borrower, including, without limitation,
                          advances for principal or interest
payments to prior secured parties, mortgagees, or
                          lienors, or for taxes, levies,
insurance, rent, repairs to or maintenance or storage of
                          any of the collateral;

                          (d)           to pay any and all other
indebtedness of Borrower to Bank of every
                          kind, nature and description, direct or
indirect, primary or secondary, secured or
                          unsecured (including overdrafts), joint
or several, absolute or contingent, due or to
                          become due, now existing or hereafter
arising, regardless of how it may be evidenced,
                          including without limitation all future
advances, whether or not presently contemplated
                          by the parties hereto;

                          (e)           to perform fully all of
the terms and provisions of each of the
                          instruments constituting the Loan
Documents; and

                          (f)           to reimburse Bank, on
demand, for all of Bank's expenses and costs,
                          which Borrower and Guarantors are
obligated to pay pursuant to the terms of the
                          Loan Documents.

                          "Permitted Liens" mean (i) liens for
current taxes not delinquent or for taxes being
             Contested in Good Faith, (ii) liens arising in the ordinary course of business for sums being
             Contested in Good Faith, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase of property or services, (iii) liens incurred in the ordinary course of business for amounts not yet due and payable in connection with worker s compensation, unemployment insurance or other forms of governmental insurance or benefits, (iv) mechanic s, worker s, materialmen s and other like liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being Contested in Good Faith, (v) liens and security interests, if any, in favor of Bank,
             (vi) purchase-money liens and security interests on any property acquired after the date of this
             Agreement securing Purchase Money Debt up to
$500,000 in the aggregate at any time
             outstanding, (vii) liens securing lease expenditures permitted by Section 7.2 hereof, and
             (viii) minor defects and irregularities which neither (1) are liens or security interests which secure other indebtedness or obligations, nor (2) materially impair the value of such asset or the use thereof for the purposes for which such asset is held.

                          "Plan" means, at any time, any employee
benefit plan which is covered by ERISA
             and in respect of which Borrower or any Commonly
Controlled Entity is (or, if such plan
             were terminated at such time, would under ERISA be deemed to be) an "employer" as defined in ERISA.

                          "Potential Default" means any
condition, event or act, which with the giving of
             notice of the lapse of time, or both, will constitute an Event of Default hereunder.

                          "Principal Debt": see Section 2.2.

                          "Quick Assets": see Section 5.2.

                          "Section 26.02 Notice": see Section
4.6.

                          "subsidiary" means, with respect to
Borrower, any corporation, limited liability
             company, partnership, limited partnership, association or other entity the accounts of which would be consolidated with those of Borrower if such financial statements were prepared with accordance with GAAP, including without limitation, the Mexican Subsidiaries.

                          "Tangible Net Worth": see Section 5.3.

                          "Total Funded Debt": see Section 5.1.

             2.0 Loans. Bank agrees, subject to the terms and conditions hereof, to lend Borrower at any time and from time to time on or before the Maturity Date sums (each year-end called a "Loan" and collectively the "Loans") which may be repaid and reborrowed pursuant to the terms hereof and which shall not exceed at any one time outstanding the amount of the Commitment. Whenever
Borrower desires a Loan hereunder, Borrower shall give Bank notice in the form of Exhibit "A" attached hereto (a "Borrowing and Interest Notice Request") specifying (a) the date (which shall be a Business Day in the case of a Loan based upon the Floating Base Rate or a LIBO Business Day in the case of a Loan based upon the LIBO Rate) of the proposed borrowing, (b) the amount to be borrowed, (c) the portion of the borrowing constituting a Loan based upon the Floating Base Rate and/or a Loan based upon the LIBO Rate (which LIBO Rate based Loan may only be in integral multiples of $500,000), and (d) if any portion of the proposed borrowing constitutes a LIBO Rate based Loan, the initial LIBO Interest Period selected by Borrower (thirty days, sixty days or ninety days). Such notice shall be given by 10 a.m. (Dallas, Texas time) on the date of the proposed
borrowing in the case of a Floating Base Rate Loan, and by 10 a.m. (Dallas, Texas time) two (2)
Business Days prior to the date of the proposed borrowing in the case of a LIBO Rate based Loan.
The notice required may be given telephonically by Borrower to Bank, but upon giving such telephonic notice Borrower shall immediately thereafter provide Bank with the written notice attached hereto as Exhibit A. All notices given under this Section shall be irrevocable. Not later than 12 noon (Dallas, Texas time) on the date of the proposed borrowing and upon fulfillment of all other conditions required by this Agreement, Bank will make such Loan available to Borrower by crediting the amount thereof to Borrower's account with Bank or otherwise disbursing it as Borrower shall request in writing. No Loans may be obtained after the Maturity Date.

                          2.1           Use of Proceeds.  The
proceeds of Loans may be used solely for general
             corporate purposes.

                          2.2           Promissory Note.  The
obligation of Borrower to repay the aggregate
             principal balance of all Loans hereunder outstanding at any one time (the "Principal Debt")
             shall be evidenced by the Note which (a) shall be payable as to principal on or before the
             Maturity Date for the amount of $10,000,000, or the Principal Debt then outstanding, whichever is less, (b) shall bear interest and be payable as to interest in the manner therein provided, (c) be entitled to the benefits of this Agreement in the security provided for herein, and (d) be in such form as is acceptable to Bank.

                          2.3           Negative, Negative
Pledge.  The Obligations shall be unsecured.  However,
             except for liens expressly permitted by Section 7.5 hereof, until full payment and performance of all Obligations of Borrower under the Loan Documents, all assets of Borrower shall be maintained by Borrower free and clear of all liens, encumbrances, pledges or commitments to pledge or not to pledge Borrower s assets to another creditor. This obligation shall be further evidenced by an agreement (the "Negative Pledge Agreement"), which shall be in form and substance satisfactory to Bank.

                          2.4           Guaranties.  If the
combined Tangible Net Worth of all subsidiaries exceeds
             25% of the Tangible Net Worth of Borrower, then the payment and performance of the Note and all of the other Obligations hereunder and under the Loan Documents shall be unconditionally guaranteed by all subsidiaries then in existence and thereafter formed or acquired pursuant to the terms of one or more guaranty agreements (each a "Guaranty
             Agreement"), which shall be in form and substance satisfactory to Bank. Borrower shall pay the reasonable fees and expenses of counsel for Bank incurred in connection with the preparation of the Guaranty Agreements.

                          2.5           Unused Commitment Fee.
Borrower agrees to pay Bank an unused
             commitment fee for the period commencing with the date of this Agreement to the Maturity
             Date, computed at the rate of 3/8's of one percent (0.375%) per annum on the average daily unused portion of the Commitment. The phrase "unused portion of the Commitment" as used in the preceding sentence means the difference between (a) $10,000,000, and (b) the
             Principal Debt. The unused commitment fee shall be payable quarterly in arrears commencing with the calendar quarter ending March 31, 1998. Borrower authorizes Bank to effect payment of the unused commitment fee by debiting Borrower s account specified in
             Section 5 of the Note for automatic payment. This authorization shall not affect the obligation of Borrower to pay such sum when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

             3.0          Conditions Precedent to Closing.  The
obligations of Bank as set forth herein are subject to the satisfaction, unless waived in writing by Bank, of each of the following conditions:

                          3.1           Loan Origination Fee.
Borrower shall have paid Bank a loan origination fee
             of $30,000.

                          3.2           Effectiveness of Loan
Documents.  Each of the Loan Documents shall be in
             full force and effect.

                          3.3           Termination of First
Source Financial Credit Facility.  Borrower shall
             provide documentation satisfactory to Bank evidencing the termination of lending relationships with First Source Financial, Inc., and all other lenders in existence immediately prior to the date hereof, excluding lease arrangements by Borrower and its subsidiaries previously disclosed to Bank in writing.

                          3.4           Credit Opinion.  There
shall have been delivered a favorable credit opinion
             of counsel for Borrower covering organization, authority, enforceability and such other matters incident to the Loan as Bank may reasonably request.

                          3.5           Insurance Certificate.
Bank shall have received evidence that Borrower has
             obtained the policies of insurance specified and required by Section 6.6 hereof.

                          3.6           Documentation and
Proceedings.  Borrower shall have delivered resolutions
             of its boards of directors authorizing its execution, delivery and performance of the Loan
             Documents to which they are parties.

                          3.7           Section 26.02 Notice.
Borrower shall have executed a notice in compliance
             with the provisions of Section 26.02 of the Texas
Business and Commerce Code (the "Section
             26.02 Notice").

                          3.8           Representations and
Warranties.  All representations and warranties
             contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

             4.0          Conditions Precedent to All Loans.  The
obligation of Bank to make all Loans to
Borrower is subject, at the time of the funding of each such Loan
(the "Funding Date"), to the
satisfaction, unless waived in writing by Bank, of each of the following conditions:

                          4.1           Borrowing and Interest
Notice Request.  Borrower shall have delivered to
             Bank, within the time frame specified in Section 2.0 hereof, a Borrowing and Interest Notice
             Request appropriately completed in compliance herewith.

                          4.2           Availability of
Commitment.  The then Principal Debt plus the amount of
             the requested Loan shall be equal to or less than the Commitment.

                          4.3           Expenses.  Borrower shall
have paid all reasonable expenses of Bank in
             connection with the making of the Loan (other than those specified in the first sentence of
             Section 12.0 hereof).

                          4.4           Representations and
Warranties.  All representations and warranties
             contained herein shall be true and correct in all material respects as though such representations and warranties have been made on and as of the Funding Date (except to the extent that such representations and warranties relate solely to an earlier date).

                          4.5           No Default.  There shall
exist no Event of Default or Potential Default
             hereunder.

                          4.6           Change in Condition.  No
change in the condition (financial or otherwise) of
             Borrower or Guarantors or any other event shall have occurred which has had or is likely to have a Material Adverse Effect.

                          4.7           (a)0         Financial
Covenants.

                          4.8           Leverage Ratio.  Borrower
will not permit its ratio of Total Funded Debt as
             of the last day of each fiscal quarter to EBITDA for the period of four consecutive fiscal quarters ending on such day, to be greater than 2.0 to 1.0. "Total Funded Debt" means, as of any date of determination, without duplication, the aggregate principal amount of all indebtedness of Borrower and its subsidiaries outstanding as of such date determined on a consolidated basis in accordance with GAAP.
"EBITDA" means, for any period, Net Income
             for such period, plus, without duplication and to the extent deducted from revenues in determining Net Income, the sum of (a) the aggregate amount of Consolidated Interest
             Expense for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to Net Depreciation and amortization for such period, and (e) all other non-cash charges, minus, all cash dividends paid during such period, all determined on a consolidated basis with respect to Borrower and its subsidiaries in accordance with GAAP. "Net Income"
             means, for any period, net income or loss (after income taxes) of Borrower and its subsidiaries for such period determined on a
consolidated basis in accordance with GAAP,
             provided, there shall be excluded (a) extraordinary gains, (b) gains due to sales or write-up of assets, (c) earnings of any entity newly acquired, if earned prior to acquisition, and (d) gains due to acquisitions of any securities of any entity. "Interest Expense" means, for any period, the interest expense, both expensed and capitalized (including the interest component in respect of capital lease obligations), accrued or paid by Borrower and its subsidiaries during such period, determined on a consolidated basis in
accordance with GAAP.   Net
             Depreciation means depreciation expense during such period determined on a consolidated basis in accordance with GAAP, less $500,000 for capital expenditures.

                          4.9           Quick Asset Ratio.
Borrower shall maintain at all times a ratio of Quick
             Assets to Adjusted Current Liabilities of not less than .75 to 1.0. "Quick Assets" means the sum of (a) cash on hand or on deposit in banks, (b) readily marketable securities issued by the
             United States, (c) readily marketable commercial paper rated "A-1" by Standard & Poors
             Corporation (or a similar rating by any similar organization which rates commercial paper),
             (d) certificates of deposit or banker s acceptances issued by commercial banks of recognized standing operating in the United States, and (e) receivables not more than 90 days overdue.
             "Adjusted Current Liabilities" means current liabilities determined in accordance with GAAP excluding the Principal Debt outstanding at any time.

                          4.10          Minimum Tangible Net
Worth.  Borrower shall maintain at all times a
             Tangible Net Worth of not less than the sum of the following:

                          (a) $20,000,000; plus

                          (b) 50% of Net Income for which purpose
Net Income is a
                          positive number measured cumulatively
for each fiscal year beginning
                          with the fiscal year ending October 30,
1998; plus

                          (c) 100% of the net proceeds of any
offering of any equity
                          securities sold for the account of
Borrower and otherwise permitted by
                          the terms hereof and consummated after
the date hereof; plus

                          (d) 100% of any capital contributions
made to Borrower after
                          the date hereof.

              Tangible Net Worth means the amount by which total assets exceed total liabilities, total assets and total liabilities each being determined on a consolidated basis in accordance with
             GAAP consistent with those applied in the preparation of the financial statements previously furnished to Bank referred to in Section 8.2, excluding however, from the determination of total assets all assets which would be classified as intangible assets under GAAP, including without limitation, good will, licenses, patents, trademarks, trade names, copyrights, and franchises.

                          4.11          Consecutive Losses.
Borrower will not realize any negative Net Income in
             any two consecutive fiscal quarters.

             5.0          Affirmative Covenants.  Until full
payment and performance of all Obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                          5.1           Financial Statements and
Other Information. Deliver or cause to be
             delivered to Bank (a) quarterly consolidated and consolidating financial statements of
             Borrower within forty-five (45) days after the end of the first three fiscal quarters of each fiscal year, and annual audited consolidated financial statements of Borrower within one hundred twenty (120) days after the end of each fiscal year, in each instance to include a balance sheet, an income statement, a statement of cash flows and such other financial statements and supporting schedules or documentation reasonably requested by Bank, prepared in accordance with generally accepted accounting principles consistently applied and presented in a format reasonably acceptable to Bank, and (b) such additional information, reports and statements with respect to the business operations and financial condition of Borrower as Bank may reasonably request from time to time, and (c) within one hundred twenty (120) days after the end of each fiscal year, and within forty-five
(45) days after the end of the first three
             fiscal quarters of each fiscal year, a compliance certificate in the form of Exhibit B attached hereto, and (d) immediately after the filing thereof, copies of any report, proxy statement, financial statement, or other filing made by Borrower with the Securities and Exchange
             Commission, any state securities agency, or any national stock exchange or quotation service, and promptly upon receipt thereof, copies of any notices received from the Securities and
             Exchange Commission or any state securities agency relating to any order, rule, statute, or other laws or information that could have a Material
Adverse Effect.

                          5.2           Adverse Conditions or
Events.  Promptly advise Bank in writing of (i) any
             condition, event or act which comes to its attention that could or can reasonably be expected to have a Material Adverse Effect, (ii) any litigation filed by or against Borrower or any
             Guarantor involving an amount in excess of $500,000,
(iii) the occurrence of any Event of
             Default, or of any Potential Default, or the failure of Borrower or any Guarantor to observe any of its undertakings hereunder or under any of the other Loan Documents, (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $500,000, (v) any and all enforcement, cleanup, remedial, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous
             Materials affecting the business operations of Borrower or any Guarantor, (vi) all claims made or threatened by any third party against Borrower or any Guarantor relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous
             Materials, (vii) any circumstances that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA, and the receipt of any notice to Borrower or any Commonly Controlled Entity that the PBGC intends to terminate a Plan, and the receipt of notice concerning the imposition of withdrawal liability in excess of $25,000 with respect to Borrower or any Commonly Controlled Entity; and (viii) the formation or acquisition of any subsidiary and the occurrence of any event which will require the execution of Guaranty Agreements pursuant to Section 2.4 hereof.

                          5.3           Taxes and Other
Obligations. Pay all of its taxes, assessments and other
             obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

    5.4 Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank at closing, thereafter as and when requested by Bank, and 30 days prior to each policy renewal.

    5.5 Existence and Compliance. (a) Maintain its existence, good standing and qualification to do business, in each jurisdiction in which, under then applicable law, the nature of its business and the ownership of its properties require such qualification and the failure to so qualify would have a Material Adverse Effect; and (b) comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions, a breach of which (when considered alone or when aggregated with the effect of other breaches) could have a Material Adverse Effect.

    5.6 Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

    5.7 Inspection of Books and Records. Allow any representative of Bank to examine its books of record and account and to discuss its affairs, finances and accounts with any of its officers, directors, employees and agents, all at such reasonable times and as often as Bank may reasonably request.

    5.8 Audits. Submit to, and bear the expense of (except that Borrower shall not be required to pay more than $10,000 of such expenses in any period of 12 consecutive months), such audits and inspections as Bank may from time to time reasonably request.

    5.9 Further Assurances. Make, execute or endorse, acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, assignments, financing statements or other assurances, and take any and all such other action as Bank may from time to time reasonably request in connection with this Agreement or any of the other
    Loan Documents (a) to cure any defects in the creation of the Loan Documents, or (ii) to correct any omissions in the Loan Documents.

    6.0 Negative Covenants. Until full payment and performance of all Obligations of
Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank
(and without limiting any requirement of any other Loan
Documents):

    6.1 Capital Expenditures. Make capital expenditures during each fiscal year
    (including capitalized leases) in excess of $7,500,000.

    6.2 Lease Expenditures. Incur new obligations for the lease or hire of real or personal property in any fiscal year in excess of an aggregate of $1,000,000.

    6.3 Transfer of Assets. Convey, assign, transfer, sell, lease or otherwise dispose of in one transaction or a series of transactions (or agree to do any of the foregoing at any future time) all or substantially all or a substantial part of its properties or assets (whether now owned or hereafter acquired) or any part of such properties or assets which are essential to the conduct of its business substantially as now conducted.

    6.4 Merger, Etc. Enter into any merger or consolidation, except that Borrower may merge into or consolidate with any of its subsidiaries so long as Borrower is the survivor.

    6.5 Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except Permitted Liens.

    6.6 Extensions of Credit. Make, or permit any Guarantor to make, any loan or advance to any person or entity, or purchase or otherwise acquire, or permit any Guarantor to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, or make any capital contribution to, or otherwise invest in or acquire any interest in any entity;
    provided that Borrower may acquire or invest in entities where the cumulative aggregate cash and/or stock consideration does not exceed $10,000,000 over the term of this Agreement.

    6.7 Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (whether direct or contingent, for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for (i) normal trade debts incurred in the ordinary course of Borrower's business, (ii) purchase-money debt up to $500,000 in the aggregate at any time outstanding, (iii) lease expenditures permitted by
Section 7.2 hereof, and (iv)
    existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

    6.8  Dividends and Distributions. Make any distribution
(other than dividends
    payable in capital stock of Borrower) on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrower exceeding in the aggregate 50% of net profit per fiscal year.

    6.9  Change of Character of Business or Location.  Change the
general
    character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted, or fail to maintain in Texas its principal place of business, its primary administrative office, and its billing and collection operations.
 .
    6.10 Principal Debt not to Exceed Commitment. Permit at any time the
    Principal Debt to exceed the Commitment.

    6.11 Change of Control. Permit the change of control of Borrower. "Change of control" as used in the preceding sentence means the acquisition by a third party of more than fifty percent (50%) of the outstanding voting stock of Borrower.

    6.12 Arm's Length Transactions. Enter into a transaction with any affiliate (other than services rendered by an officer, employee or director), except a transaction upon terms that are not less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

    7.0 Representations and Warranties. Borrower hereby represents and warrants to Bank as follows:

    7.1 No Liens. Borrower and each Guarantor have good and defensible title to all of their assets, and none of such assets are subject to any security interest, mortgage, deed of trust, pledge, lien, title retention document or encumbrance of any character, except for
    Permitted Liens.

    7.2  Financial Statements.   The financial statements of
Borrower dated as of
    July 31, 1997, have been prepared in accordance with generally accepted accounting principles on a consistent basis throughout the period involved and fairly present Borrower s financial condition as of the date or dates thereof, and there have been no material adverse changes in Borrower s financial condition or operation since the date or dates thereof.

    7.3 Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own its property and to carry on its business in Texas and in every other state in which, under presently applicable law, the nature of its property or business requires such qualification and in which the failure to be so qualified would (when considered alone or when aggregated with the effect of failure to qualify in all other jurisdictions) have a Material Adverse Effect.


    7.4  Binding Agreements.  This Agreement and the other Loan
Documents
    executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms. Each of the Loan Documents executed by each
    Guarantor constitutes the valid and binding obligation of such Guarantor, enforceable in accordance with its terms.

    7.5 Litigation. There is no proceeding involving Borrower or any Guarantor pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

    7.6 No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the power or authority of Borrower or any Guarantor and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or any Guarantor or affecting any property of Borrower or any
    Guarantor, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other
Loan Documents.

    7.7 Taxes. All taxes and assessments due and payable by Borrower and any
    Guarantor have been paid or are being contested in good faith by appropriate proceedings in a diligent manner, and the Borrower and Guarantors have filed all tax returns which they are required to file.

    7.8 Accuracy of Information. To the best of Borrower's knowledge, all factual information furnished to Bank in connection with this Agreement and the other Loan
    Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

    7.9 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; neither Borrower nor any Commonly Controlled
    Entity has completely or partially withdrawn from a Multiemployer Plan; and Borrower and each Commonly Controlled Entity have met their minimum funding requirements under
    ERISA with respect to all of their Plans.

    7.10 Environmental. The conduct of Borrower s business operations and the condition of Borrower s property does not and will not violate any federal laws, rules or ordinances for environmental protection, or regulations of the Environmental Protection
    Agency, or any applicable local or state law, rule, regulation or rule of common law, or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

    7.11 Subsidiaries. Borrower has no subsidiaries other than the Mexican
    Subsidiaries, Optek Holdings, Inc. and OTX Corporation.

    7.12 Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future Loan and in all instances shall be true and correct (except to the extent that such representations and warranties relate solely to an earlier date).

    8.0 Default. Any of the following shall constitute events of default (each an Event of Default ):

    8.1 Nonpayment. (a) Borrower shall default in the due and punctual payment of any principal or interest of the Note when due and payable, whether at maturity or otherwise, or (b) Borrower or any Guarantor shall default in the due and punctual payment of any of the other Obligations when due and payable.

    8.2 Representations and Warranties. Any representation, warranty or statement made by Borrower or any Guarantor herein or otherwise in writing in connection herewith or in connection with any of the other Loan Documents and the agreements referred to herein or therein or in any financial statement, certificate or statement signed by any officer or employee of Borrower and furnished pursuant to any provision of the Loan Documents shall be breached, or shall be materially false, incorrect or incomplete when made.

    8.3 Default in Covenants Under Agreement. (a) Borrower shall default in the due performance or observance by it of any term, covenant or agreement set forth in the No
    Cure Period Covenants; or (b) Borrower shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement other than the No Cure
    Period Covenants, and such default continues unremedied for a period of thirty (30) days after notice thereof from Bank or Bank is notified of such default or should have been so notified pursuant to the provisions of Section 6.2 hereof, whichever is earlier.

    8.4  Default in Other Loan Documents.  Borrower or any
Guarantor shall default
    in the due performance of or observance by it of any term, covenant or agreement on its part to be performed pursuant to the terms of any of the other Loan Documents and the default shall continue unremedied beyond any grace or cure period therein provided.

    8.5 Default in Other Debt. An event of default shall occur under the provisions of any instrument (other than the Loan Documents) evidencing indebtedness of Borrower for the payment of borrowed money or of any agreement relating thereto, the effect of which is to permit the holder or holders of such instrument to cause the indebtedness evidenced by such instrument to become due and payable prior to its stated maturity (whether or not the holder actually exercises such option).

    8.6 Validity of Loan Documents. Any of the Loan Documents shall cease to be a legal, valid and binding agreement enforceable against any party executing the same in accordance with the respective terms thereof, or shall in any way be terminated, or become or be declared ineffective or inoperative by operation of law, or shall in any way whatsoever cease to give or provide the respective rights, remedies, powers and privileges intended to be created thereby.

    8.7 Bankruptcy. Borrower or any Guarantor shall suspend or discontinue its business operations, or shall generally fail to pay its debts as they mature, or shall file a petition commencing a voluntary case concerning Borrower under any chapter of the United
    States Bankruptcy Code; or a court of competent jurisdiction enters an order or decree under any bankruptcy law that remains unstayed and in effect for forty-five (45) days that is for relief against Borrower or any Guarantor in an involuntary case or appoints a custodian of
    Borrower or any Guarantor for all or substantially all of its property; or Borrower or any
    Guarantor shall become insolvent (howsoever such insolvency may be evidenced).

    8.8 Judgments and Decrees. Borrower or any Guarantor shall suffer a final judgment for the payment of money in excess of $500,000 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced, or, if commenced, has been effectively stayed. Any order, judgment or decree shall be entered in any proceeding against Borrower or any Guarantor decreeing the dissolution or split up of such entity and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days.

    8.9 ERISA. Any of the following events shall occur or exist with respect to
    Borrower and any Commonly Controlled Entity under ERISA and the regulations promulgated thereunder:

             (a)  any Reportable Event shall occur;

             (b)  complete or partial withdrawal from any
Multiemployer Plan shall
         take place;

             (c)  any Prohibited Transaction shall occur;

             (d) a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or

             (e) circumstances shall exist which constitute grounds entitling the
         PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings;

    and in each case above, such event or condition, together with all other events or conditions, if any, could subject Borrower to any tax, penalty or other liability which in the aggregate may exceed $25,000.

    9.0 Remedies. Upon the occurrence of an Event of Default described in Section 9.7 hereof, the entire principal of and accrued interest on the Note shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. In the event that any other Event of Default occur and be continuing, Bank may, without demand or notice of its election terminate its obligation to make further Loans hereunder and/or declare the entire unpaid balance of the Note and all other indebtedness of Borrower to Bank, or any part thereof, immediately due and payable, whereupon the principal of and accrued interest on such Note and other indebtedness shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuance of any Event of Default, Bank may (a) exercise any and all rights under or pursuant to any of the Loan Documents, and (b) exercise any and all rights afforded to Bank by the laws of the State of Texas or any other applicable jurisdiction or in equity or otherwise, as Bank may deem appropriate, and (c) terminate the Commitment.

    10.0 Notices. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (including telegraphic, telex and facsimile transmission) delivered to the other party at the addresses set forth on the first page of this Agreement or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made (whether actually received or not) (a) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, and
(b) if sent by any other means, upon
delivery. Unless otherwise changed by notice given pursuant to this Section, the facsimile transmission number for Borrower shall be (972) 323-2208, and the facsimile transmission number for
Bank shall be (214) 508-3139.

    11.0 Costs, Expenses and Attorneys' Fees. Each party shall bear its own attorneys fees incurred by it in connection with the negotiation and preparation of this Agreement and each of the Loan Documents executed as part of the initial closing. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (including outside counsel fees but excluding any allocation of costs of Bank s in-house counsel), incurred by Bank in connection with (a) if initiated or requested by Borrower, any modifications of or consents or waivers under or amendments to this Agreement, the Note, the other Loan Documents and the agreements described therein, and (b) all other costs and attorneys fees incurred by Bank for which Borrower is obligated to pay in accordance with the terms of the Loan Documents. Borrower further agrees to pay on demand all costs and expenses of Bank incurred in connection with the enforcement
(whether through negotiations, legal proceedings or otherwise) of the Loan Documents. Borrower further agrees to indemnify Bank and its employees and agents, from and hold it harmless against any and all losses, liabilities, claims, damages or expenses which any of them suffers or incurs as a result of its entering into this Agreement, or the consummation of the transactions contemplated by this
Agreement and the Loan Documents, or the use or contemplated use of the proceeds of the Loan, or due to a release or alleged release of Hazardous Materials, including, without limitation, the fees and disbursements of counsel incurred in connection with any litigation, arbitration or other proceeding arising out of or by reason of any of the aforesaid. Borrower shall defend any claim for which an indemnified party is entitled to seek indemnity pursuant to the preceding sentence, and the indemnified party shall cooperate with the defense. The indemnified party may have separate counsel, and Borrower will pay the expenses and reasonable fees of such separate counsel if either counsel for Borrower or counsel for the indemnified party shall advise the indemnified party that the interests of both Borrower and the indemnified party with respect to such claim are or with reasonable certainty will become adverse.

    12.0 Miscellaneous. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

    12.1 Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

    12.2 Choice of Law and Venue.   THIS AGREEMENT SHALL BE
    CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

    12.3 Amendment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by a party therefrom, shall be effective unless the same shall be in writing and signed by an officer of the other party, and then shall be effective only in the specified instance and for the purpose for which given.
    This Agreement is binding upon the parties, their successors and assigns, and inures to the benefit of the parties, their successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Agreement.

    12.4 Documents. All documents, certificates and other items required under this
    Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

    12.5 Partial Invalidity. The unenforceability or invalidity of any provision of this
    Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

    12.6 Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the initial Loan and shall continue in full force and effect so long as the Obligations are outstanding or the
    Commitment has not expired.

    12.7 Accounting Terms. Unless specified elsewhere herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements to be delivered hereunder shall be prepared in accordance with GAAP.

    12.8 Expiration of Commitment/Renewal.  The Commitment of
Bank hereunder
    shall expire on the Maturity Date. Bank is under no express or implied duty or obligation to renew the Note or extend the Maturity Date.

    12.9 Environmental. Borrower shall immediately notify Bank of any remedial action taken by Borrower under environmental laws with respect to
    Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to
    Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of
    Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit not to exceed $10,000 per year. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five
    (5) days of the request therefore.

    13.0 Agreement Controlling. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any of the other Loan Documents, the terms and provisions of this Agreement shall control.

    14.0 Arbitration.  ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG
THE
PARTIES HERETO ARISING OUT OF OR RELATING TO THIS INSTRUMENT,
AGREEMENT
OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE
DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE
RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF (J.A.M.S.), AND THE
"SPECIAL RULES" SET FORTH BELOW.  IN THE EVENT OF ANY
INCONSISTENCY, THE
SPECIAL RULES SHALL CONTROL.  JUDGMENT UPON ANY ARBITRATION AWARD
MAY
BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A
SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

    14.1 Special Rules.  THE ARBITRATION SHALL BE CONDUCTED IN
THE
    CITY OF BORROWER S DOMICILE AT THE TIME OF THE EXECUTION OF
THIS
    INSTRUMENT, AGREEMENT OR DOCUMENT, AND ADMINISTERED BY
J.A.M.S.
    WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR
LEGALLY
    PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE
AMERICAN
    ARBITRATION ASSOCIATION WILL SERVE.  ALL ARBITRATION HEARINGS
WILL
    BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE,
BE
    PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP
TO
    AN ADDITIONAL 60 DAYS.

    14.2 Reservation of Rights.  NOTHING IN THIS ARBITRATION
PROVISION
    SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY
OTHERWISE
    APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II)
BE A
    WAIVER BY THE BANK OF THE PROTECTION  AFFORDED TO IT BY 12
U.S.C.
    SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III)
LIMIT THE
    RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES
SUCH AS
    (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY
REAL OR
    PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED
TO)
    INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER, OR (IV) LIMIT THE RIGHTS OF THE PARTIES HERETO
UNDER THE
    BANKRUPTCY CODE OR SIMILAR LAWS AFFECTING THE RIGHTS OF
CREDITORS
    GENERALLY.  THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS,
FORECLOSE
    UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY
ARBITRATION
    PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR
THE
    INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER
OF
    THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH
ACTION,
    TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM
OCCASIONING
    RESORT TO SUCH REMEDIES.


    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.






OPTEK TECHNOLOGY, INC.



By


     Title













NATIONSBANK OF TEXAS, N.A.



By

    Ronald K. Baker
    Senior Vice President






                 LIST OF EXHIBITS

A. . . . . . . . . Borrowing and Interest Notice Request . . . .
 . .   2.1

B. . . . . . . . . . . . .Compliance Certificate . . . . . . . .
 . .   6.1
    14.3PAGE

                                 EXHIBIT A

                   BORROWING AND INTEREST NOTICE REQUEST

    Reference is made to that certain Loan Agreement between OPTEK TECHNOLOGY, INC.
and NATIONSBANK OF TEXAS, N.A. dated as of January 29, 1998 (the
"Loan Agreement").
The terms used herein shall have the same meanings as provided therefor in the Loan Agreement unless the context hereof otherwise requires or provides.

A.  AVAILABILITY.

     1. Enter: Amount of Commitment
                    $10,000,000


     2.      Enter:  Principal Debt outstanding
             as of this date.


     3.      Excess (deficit) available for Loans
             (subtract line A2 from line A1).



   4.   Description of use of proceeds of Loan:







          5.      The Borrower hereby certifies that all
conditions precedent specified by the Loan
             Agreement for this Loan have been complied with in all respects.

     B. FLOATING BASE LOAN.

   1.   Amount of Floating Base Rate loan:
____________________

   2.   Type of Floating Base loan

        New Floating Base loan

        Conversion of LIBO Rate loan to
   Floating Base loan

   3.   Date of funding or conversion
____________________

PAGE

C. LIBO RATE LOAN.

   1.   Amount of LIBO Rate loan (minimum of $500,000
   and in $100,000 increments thereafter)
____________________

   2.   Type of LIBO Rate loan

        New LIBO Rate loan

        Renewal of existing LIBO Rate loan

        Conversion of Floating Base Rate loan to LIBO Rate loan

   3.   Date of funding or renewal or conversion
____________________

   4. LIBO Interest Period (30 days, 60 days or 90 days)____________________


   The Borrower hereby certifies that on the date hereof the representations and warranties contained the Loan Agreement are true in all material respects as if made on the date hereof (except to the extent that such representations and warranties relate solely to an earlier date), and no Event of Default or Potential Default exists.

   Dated ____________, 199__.

   OPTEK TECHNOLOGY, INC.



   By


      Title

   14.4PAGE

                                 EXHIBIT B

                          COMPLIANCE CERTIFICATE


TO:NATIONSBANK OF TEXAS, N.A.


   Reference is made to that certain Loan Agreement between OPTEK
TECHNOLOGY, INC.
and NATIONSBANK OF TEXAS, N.A. dated as of January 29, 1998 (the
"Loan Agreement").
The terms used herein shall have the same meanings as provided therefor in the Loan Agreement, unless the context hereof otherwise requires or provides.

   The undersigned HEREBY CERTIFIES that he is the duly elected and qualified officer of
_________________________ holding the office set forth opposite his signature below, AND DOES
FURTHER CERTIFY, individually and on behalf of the Borrower, that:

   1. Attached hereto are complete and detailed financial statements of the Borrower as of, and for the period ending _________________, 199__, which are complete and correct in all respects.

   2. A review of the activities of the Borrower during the preceding fiscal quarter has been made under his supervision with a view to determining whether, during such fiscal quarter, Borrower has kept, observed, performed and fulfilled all of its obligations under the
   Loan Documents, and that to the best of his knowledge Borrower has kept, observed, performed and fulfilled all of such obligations, except as set forth in Schedule I attached hereto. (If no Schedule I is attached, then such exception does not apply and no such failures exist.)

   3. Set forth below is the calculation of the financial covenants of the Loan
   Agreement determined as of the last day of the immediately preceding fiscal quarter of the
   Borrower, which calculations have been made in accordance with the requirements of the
   Loan Agreement and which are true and correct in all material respects.

   A. Leverage Ratio. Borrower will not permit its ratio of Total Funded Debt as of the last day of each fiscal quarter to EBITDA for the period of four consecutive fiscal quarters ending on such day to be greater than 2.0 to 1.0 The leverage ratio of Borrower as of the last day of the date set forth above for the period of four consecutive fiscal quarters ending on such day is:

        (1) Computation of EBITDA

   Net Income, plus
$__________

   Consolidated Interest Expense, plus
$__________

   Aggregate Letter of Credit Fees, plus
$__________

   Aggregate Income Tax Expense, plus
$__________

   Net Depreciation, plus
$__________

   15.      Amortization, plus
$__________

   All other non-cash charges, minus
$__________

   Cash dividends, minus
$__________

   Extraordinary gains
$__________

   EBITDA
$__________

   (2)  Total Funded Debt
$__________

   (3)  Leverage Ratio (Total Funded Debt
   divided by EBITDA)
_____ to _____

   B. Quick Asset Ratio. Borrower will at all times maintain a ratio of Quick Assets to
        Adjusted Current Liabilities of not less than .75 to 1.0.
Such ratio as of the date
        above is:

   (1)  Computation of Quick Assets

   Cash on hand or on deposit, plus
$__________

   Readily marketable securities issued by U.S., plus
$__________

   Readily marketable commercial paper rated
   "A-1", plus
$__________

   Certificates of deposit/banker s acceptances, plus
$__________

   Receivables not more than 90 days overdue
$__________

   Quick Assets
$__________

   (2)  Computation of Adjusted Current Liabilities
__________

        Current liabilities, less
$__________

        Principal debt outstanding
$__________

   Adjusted current liabilities
$__________

   (3)  Quick Asset Ratio (Quick Assets divided by
   Adjusted Current Liabilities)
_____ to _____

   C. Minimum Tangible Net Worth. Borrower must maintain at all times a
        Tangible Net Worth of not less than the sum of (a) $20,000,000; plus (b) 50%
        of Net Income for which purpose Net Income is a positive number measured cumulatively for each fiscal year beginning with the fiscal year ending October
        30, 1998; plus (c) 100% of the net proceeds of any offering of any equity securities sold for the account of Borrower and otherwise permitted by the terms hereof and consummated after January 29, 1998; plus
(d) 100% of any
        capital contributions made to Borrower after January 29, 1998.

   (1)  $20,000,000 Threshold
$20,000,000

   (2) 50% of Net Income for which purpose Net Income is a positive number measured cumulatively for each fiscal year beginning with the fiscal year ending October 30, 1998
$__________

   (3) 100% of the net proceeds of any offering of any equity securities sold for the account of Borrower and otherwise permitted by the terms hereof and consummated after January 29, 1998
$__________

   (4) 100% of any capital contributions made to Borrower after January 29, 1998
$__________

   (5)  Sum of lines (1), (2), (3) and (4)
$__________

   (6) Tangible Net Worth as of the date above is (amount on line (6) must be greater than amount on line (5)):
$__________

   D.   Tangible Net Worth of Mexican Subsidiaries.

   (1)  Tangible Net Worth of Optron De Mexico, S.A. de C.V.
$__________

   (2)  Tangible Net Worth of Semicondores Opticos, S.A. de
C.V.$__________

   (3)  Total of lines (1) and (2)
$__________

   (4)  Tangible Net Worth of Borrower
$__________

   (5)  Multiply amount on line (4) by 25%
$__________

   (6)  If amount on line (5) is less than
   the amount on line (3), Mexican Subsidiaries must guarantee Obligations.

   4. Set forth below is the calculation of those negative covenants contained in the
   Loan Agreement which are determined as of the last day of the fiscal year of Borrower.
   These calculations have been made in accordance with the requirements of the Loan
   Agreement and are true and correct in all respects:

   A. Capital Expenditures. The total of all capital expenditures during the fiscal year ending on the date set forth above (including capitalized leases) were $___________.

   B. Lease Expenditures. The total of all new obligations for lease or hire of real or personal property incurred in the fiscal year ending on the date set forth above are
        $______________.

   C. Fifty percent of the net profits of Borrower during the fiscal year ending on the date set forth above is $___________. The aggregate of all distributions (other than dividends payable in capital stock of Borrower) on any shares of any class of
        Borrower s capital stock made during the fiscal year ended on the date set forth above and the aggregate of all property or assets of Borrower applied to the purchase or redemption or other retirement of its shares during the fiscal year ending on the date set forth above, are $___________.


   IN WITNESS WHEREOF, the undersigned has executed this Certificate on
________________, 199__.

Office      Signature




   Printed Name